FOR IMMEDIATE RELEASE

Contact:
Peter Charles
Thorium Power, Ltd.
Tel: (571) 730-1200
Email: pcharles@thoriumpower.com

Thorium Power Reports Fourth Quarter and Full Year 2008 Financial Results and
Provides Business Update

Achieves Full Year 2008 Adjusted Net Income of $3.7 million

McLEAN, VA — March 26, 2009 — Thorium Power, Ltd. (OTCBB:THPW), the leading developer of non-proliferative nuclear fuel technology and provider of comprehensive advisory services for emerging nuclear programs, today announced financial results for the fourth quarter and year ended December 31, 2008.

Revenue for the three months ended December 31, 2008 was $7.4 million. Operating loss for the three months ended December 31, 2008 was $2.4 million. Operating loss for the fourth quarter included approximately $2.0 million of non-cash items. Net loss for the three months ended December 31, 2008 was $1.9 million. Excluding the impact of non-cash items, adjusted net income for the three months ended December 31, 2008 would have been $0.1 million (see “About Non-GAAP Financial Measures” near the end of this release).

Revenue for the twelve months ended December 31, 2008 was $22.2 million. Operating loss for the twelve months ended December 31, 2008 was $3.0 million. Operating loss for the twelve months ended December 31, 2008 included approximately $6.6 million of non-cash items. Net loss for the twelve months ended December 31, 2008 was $2.9 million.  Excluding the impact of non-cash items, adjusted net income for the twelve months ended December 31, 2008 would have been $3.7 million (see “About Non-GAAP Financial Measures” near the end of this release).

As of December 31, 2008, the company had approximately $5.6 million of cash and cash equivalents and $6.8 million of working capital.

Seth Grae, Chief Executive Officer, commented: “It is clear to us that nuclear power is gaining favor globally as a viable, cost-effective, carbon-emissions-free alternative to fossil fuels.  We have assembled an industry-leading team that includes the top talent from within the nuclear industry, and we look to play an important role as nuclear power is developed and deployed worldwide.”

“Since launching our nuclear advisory services in early 2008, the practice has provided over $22 million in revenues. Our proprietary, nuclear fuel designs are also progressing. We are moving forward with preparations of preliminary licensing documentation for our VVER fuel assembly design required for regulatory approval of our lead-test assembly testing in a VVER-1000 reactor.  As part of these activities, we plan to conduct mechanical tests of certain key fuel assembly components as well as perform additional thermal-hydraulic experiments on a fuel assembly model. The critical technological activities now underway comprise key elements of the pre-commercialization, fuel qualification and verification process.”

Further, as we seek to expand the scope of our technology development towards western-style reactor fuel designs, we are encouraged by the positive developments regarding the use of thorium as the basis for non-proliferative, low-waste fuel designs both in the U.S. and abroad.  In October 2008, Senator Orrin Hatch (R-UT) and Senate Majority Leader Harry Reid (D-NV) introduced the ‘2008 Thorium Energy Independence and Security Act’ to strengthen the technical capability of the United States to assess thorium-based nuclear fuels for commercial purposes. The introduction of this legislation illustrates increased awareness of and growing support for thorium as an alternative to traditional nuclear fuel designs for the generation of electricity.”

Mr. Grae concluded: “From a strategic and long-term perspective, we believe the future of nuclear power lies in timely, essential and viable solutions. That is why we are playing a leading role in providing the world with an advanced blueprint for clean nuclear power generation as well as innovative nuclear fuel designs.”

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures for earnings that exclude non-cash items. Net income excluding non-cash items is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company believes the presentation of net income excluding non-cash expense is relevant and useful by enhancing the readers’ ability to understand the Company’s operating performance. The Company’s management utilizes net income excluding non-cash expense as a means to measure operating performance. The table below reconciles adjusted net income excluding non-cash expense, a non-GAAP measure, to GAAP net income for the three months and year ended December 31, 2008.

(in thousands)
	Year Ended	Three Months Ended
	December 31,	December 31,
	2008	2008
GAAP Net loss	$(2,859)	$(1,927)
Adjustments:
Cost of Sales – non-cash employee compensation	856	548
Operating Expenses – non-cash employee compensation	5,690	1,498
Adjusted Net Income	$3,687	$119

About Thorium Power, Ltd.

Thorium Power is a pioneering U.S. nuclear energy company based in McLean, VA. The Company develops non-proliferative nuclear fuel technology and provides comprehensive advisory services for emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. Thorium Power’s technologies, which are aimed at both existing and future reactors, include nuclear fuel designs optimized to address key concerns regarding traditional nuclear power, including proliferation of weapons usable nuclear materials and reduction of nuclear waste. The Company maintains a seasoned team with unparalleled experience from the nuclear energy industry, regulatory and government affairs, non-proliferation and diplomacy. It leverages those broad and integrated capabilities by offering consulting and strategic advisory services to commercial entities and governments with a need to establish or expand nuclear industry capabilities and infrastructure. Thorium Power also maintains long-standing relationships with leading Russian nuclear entities, providing expert resources and facilities for its nuclear fuel development activities. The Company seeks and forms partnerships with participants in the global nuclear industry, allowing it to address a wide range of international opportunities.

DISCLAIMER

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements. These forward-looking statements may include the description of our plans and objectives for future operations, assumptions underlying such plans and objectives, statements regarding revenues in the range of $22 million to $27 million and other statements identified by forward-looking terminology such as "may," "expects," "believes," "anticipates," "intends," "expects," "projects" or similar terms, variations of such terms or the negative of such terms. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. Such information is based upon various assumptions made by, and expectations of, our management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond our control and upon assumptions with respect to the future business decisions which are subject to change. Accordingly, there can be no assurance that actual results will meet expectations and actual results may vary (perhaps materially) from certain of the results anticipated herein.   Reference is made to the risk factors contained in our latest annual report as filed with the Securities and Exchange Commission. These factors may cause actual results to vary from the forward-looking statements contained in this release.

Further information is available on Thorium Power, Ltd.'s website at http://www.thoriumpower.com

(tables follow)

Thorium Power Ltd.
Condensed Consolidated Balance Sheets

	December 31
	2008	2007
ASSETS

Current Assets
Cash and cash equivalents	$5,580,244	$9,907,691
Restricted cash	650,000	0
Accounts receivable - project revenue and reimbursable project costs	5,357,804	0
Prepaid expenses & other current assets	394,315	204,035
Deferred project costs	0	371,631
Total Current Assets	11,982,363	10,483,357

Property Plant and Equipment -net	108,121	30,676

Other Assets
Patent costs - net	217,875	217,875
Security deposits	138,418	2,049
Total Other Assets	356,293	219,924

Total Assets	$12,446,777	$10,733,957

LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$5,138,979	$2,122,649
Current portion long term debt	0	4,651
Customer deposit	0	1,206,875
Deferred revenue	0	3,793,125
Total Current Liabilities	5,138,979	7,127,300

Notes Payable - long term	0	5,782

Total Liabilities	5,138,979	7,133,082

Commitments and contingencies

Stockholders' Equity
Preferred stock, $0.001 par value, 50,000,000 authorized shares, no shares issued and outstanding	-	-
Common stock, $0.001par value, 500,000,000 authorized, 301,493,084 shares issued and outstanding at December 31, 2008 and 299,014,182 shares issued and outstanding at December 31, 2007	301,493	299,014
Additional paid in capital - stock and stock equivalents	48,607,451	41,791,735
Deficit	(41,489,974)	(38,630,572)
Common stock reserved for issuance, 484,055 shares and 2,000,000 shares at December 31, 2008 and 2007, respectively	114,787	590,000
Accumulated other comprehensive income	0	30,143
Deferred stock compensation	(225,959)	(479,445)
Total Stockholders' Equity	7,307,798	3,600,875

Total Liabilities and Stockholders' Equity	$12,446,777	$10,733,957

The accompanying notes are an integral part of these consolidated financial statements

Thorium Power Ltd.
 Consolidated Statements of Operations and Comprehensive Loss

	For the Years Ended
	December 31,
	2008	2007
Revenue:
Consulting revenue	$22,219,905	$0
Total Revenue	22,219,905	0

Cost of Consulting Services Provided	11,088,723	0

Gross Margin	11,131,182	0

Operating Expenses
General and administrative	6,958,165	6,259,317
Research and development expenses	1,565,594	756,755
Stock-based compensation	5,649,835	4,745,098
Total Operating Expenses	14,173,594	11,761,170

Operating loss	(3,042,412)	(11,761,170)

Other Income and (Expenses)
Interest income	162,893	367,187
Other income and expenses	30,143	(58,600)
Total Other Income and Expenses	193,036	308,587

Net loss before income taxes	(2,849,376)	(11,452,583)

Income taxes	10,026	0

Net loss	(2,859,402)	(11,452,583)

Other Comprehensive Income (Loss)
Unrealized gain on marketable securities	0	11,282

Total Comprehensive Loss	$(2,859,402)	$(11,441,301)

Net Loss Per Common Share, Basic and diluted	$(0.01)	$(0.04)
Weighted Average Number of shares outstanding for the period used to compute per share data	300,070,925	296,666,502

The accompanying notes are an integral part of these consolidated financial statements

Thorium Power Ltd.
 Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2008	2007
Operating Activities:
Net Loss	$(2,859,402)	$(11,452,583)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock based compensation	6,546,493	4,978,981
Depreciation and amortization	24,668	8,582
Realized gain on sale of securities	(30,143)	0
Settlement Expense	0	58,601
Changes in non-cash operating working capital items:
Accounts receivable - fees and reimburseable project costs	(5,357,804)	0
Prepaid expenses and other current assets	(190,280)	321,966
Security deposits	(136,369)	0
Accounts payable, accrued liabilities and other current liabilities	1,809,455	1,293,951
Deferred revenue	(3,793,125)	3,793,125
Deferred project costs - net	371,631	0
Net Cash Used In Operating Activities	(3,614,876)	(997,377)

Investing Activities:
Purchase of office equipment	(102,113)	(17,968)
Net Cash Used In Investing Activities	(102,113)	(17,968)

Financing Activities:
Proceeds from issue of common shares	49,975	0
Payments on notes payable and other	(10,433)	(4,739)
Restricted cash	(650,000)	0
Net Cash Used In Financing Activities	(610,458)	(4,739)

Net Decrease In Cash and Cash Equivalents	(4,327,447)	(1,020,084)

Cash and Cash Equivalents, Beginning of Year	9,907,691	10,927,775

Cash and Cash Equivalents, End of Year	$5,580,244	$9,907,691

Supplemental Disclosure of Cash Flow Information
Cash paid during the year:
Interest paid	$0	$876
Income taxes paid	$10,026	$0
Non-cash transactions
Conversion of liabilities to equity	$0	$278,441

The accompanying notes are an integral part of these consolidated financial statements

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